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                                                                    EXHIBIT 23.1


We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our report dated January 21, 2000 (except for the last paragraph of Note 5, as to which the date
is February 3, 2000), in the Registration Statement (Form S-1 No. 333-      )
and related Prospectus of BroadbandNOW, Inc. for the registration of shares of its common stock.

                                             /s/ Ernst & Young LLP


Dallas, Texas
February 3, 2000